UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

F&M Bank Corp.
(Exact name of registrant as specified in its charter)

Virginia	000-13273	54-1280811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1111

Timberville, Virginia 22853

(540) 896-8941

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreements

On December 16, 2025, F & M Bank Corp. (the “Company”) and its wholly owned subsidiary, Farmers & Merchants Bank (the “Bank”), entered into amended and restated employment agreements with Aubrey Michael Wilkerson, the Chief Executive Officer of the Company and the Bank, Barton E. Black, President of the Company and the Bank, and Lisa F. Campbell, Executive Vice President and Chief Financial Officer of the Company and the Bank (each an “Amended Agreement” and collectively the “Amended Agreements”). The following descriptions of the Amended Agreements are qualified in their entirety by reference to the full text of the Amended Agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Mr. Wilkerson’s Amended and Restated Employment Agreement

Mr. Wilkerson’s Amended Agreement amends and restates his employment agreement, dated January 4, 2021. Under Mr. Wilkerson’s Amended Agreement, Mr. Wilkerson will receive an annual base salary of $375,950. Mr. Wilkerson will also be entitled to participate in or become a participant in all cash and non-cash employee benefit plans maintained by the Company for its officers. Additionally, Mr. Wilkerson will be eligible to receive annual bonuses determined by the Compensation Committee of the Board of Directors or pursuant to any executive bonus plan that may be approved and implemented during the term of the Amended Agreement. The Company has also agreed to reimburse Mr. Wilkerson for reasonable and customary business expenses.

The term of Mr. Wilkerson’s amended employment agreement began on December 16, 2025 and ends on December 31, 2026. However, on December 31, 2025, and each December 31 thereafter, the term of the Amended Agreement will be renewed and extended by one year, unless either Mr. Wilkerson or the Company gives advance notice to the other in writing or the Amended Agreement is otherwise earlier terminated pursuant to the terms and conditions provided therein.

Mr. Wilkerson’s Amended Agreement provides for the termination of Mr. Wilkerson’s employment by the Company without “Cause” or by him for “Good Reason” in the absence of a “Change of Control” (as those terms are defined in his Amended Agreement). In such cases, Mr. Wilkerson will be entitled to receive (i) his then-current base salary for the greater of the remainder of the term or 12 months, (ii) any bonus or other short-term incentive compensation earned, but not yet paid, for prior years and (iii) a welfare continuance benefit in an amount equal to 12 times the excess of COBRA premiums that would apply as of Mr. Wilkerson’s date of termination for continued health, dental and vision coverage, if COBRA continuation were elected for such coverage, over the amount that he paid for such coverage immediately before his termination of employment. Mr. Wilkerson’s Amended Agreement also provides for the termination of Mr. Wilkerson’s employment by the Company following a “Change of Control” or by him for “Good Reason” following a “Change of Control.” In such cases, Mr. Wilkerson will be entitled to receive, among other things, a lump sum amount equal to (i) the welfare continuance benefit described above, substituting 24 for 12 and (ii) 2.99 times the sum of his base salary and the greater of his target annual bonus or actual annual bonus for the most recent year. Mr. Wilkerson’s entitlement to the foregoing severance payments is subject to Mr. Wilkerson's release and waiver of claims against the Company and his compliance with certain restrictive covenants as provided in the Amended Agreement.

Mr. Wilkerson will not be entitled to any compensation or other benefits under his Amended Agreement if his employment is terminated upon his death, by the Company for “Cause,” or by him in the absence of “Good Reason.”

Pursuant to Mr. Wilkerson’s Amended Agreement, Mr. Wilkerson reaffirms the covenants set forth in a previously executed non-competition and confidentiality agreement, which relates to the protection of confidential information, non-disclosure, non-competition and non-solicitation. The non-compete and non- solicitation covenants generally continue for a period of 18 months following the last day of Mr. Wilkerson’s employment.

2

Mr. Black’s Amended and Restated Employment Agreement

Mr. Black’s Amended Agreement amends and restates his employment agreement, dated December 30, 2020. Under Mr. Black’s Amended Agreement, Mr. Black will receive an annual base salary of $329,250. Mr. Black will also be entitled to participate in or become a participant in all cash and non-cash employee benefit plans maintained by the Company for its officers. Additionally, Mr. Black will be eligible to receive annual bonuses determined by the Compensation Committee of the Board of Directors or pursuant to any executive bonus plan that may be approved and implemented during the term of the Amended Agreement. The Company has also agreed to reimburse Mr. Black for reasonable and customary business expenses.

The term of Mr. Black’s Amended Agreement began on December 16, 2025 and ends on December 31, 2026. However, on December 31, 2025, and each December 31 thereafter, the term of the Amended Agreement will be renewed and extended by one year, unless either Mr. Black or the Company gives advance notice to the other in writing or the Amended Agreement is otherwise earlier terminated pursuant to the terms and conditions provided therein.

Mr. Black’s Amended Agreement provides for the termination of Mr. Black’s employment by the Company without “Cause” or by him for “Good Reason” in the absence of a “Change of Control” (as those terms are defined in the Amended Agreement). In such cases, Mr. Black will be entitled to receive (i) his then-current base salary for the greater of the remainder of the term or 12 months, (ii) any bonus or other short-term incentive compensation earned, but not yet paid, for prior years and (iii) a welfare continuance benefit in an amount equal to 12 times the excess of COBRA premiums that would apply as of Mr. Black’s date of termination for continued health, dental and vision coverage, if COBRA continuation were elected for such coverage, over the amount that he paid for such coverage immediately before his termination of employment. Mr. Black’s Amended Agreement also provides for the termination of Mr. Black’s employment by the Company following a “Change of Control” or by him for “Good Reason” following a “Change of Control.” In such cases, Mr. Black will be entitled to receive, among other things, a lump sum amount equal to (i) the welfare continuance benefit described above, substituting 24 for 12 and (ii) 2.99 times the sum of his base salary and the greater of his target annual bonus or actual annual bonus for the most recent year. Mr. Black’s entitlement to the foregoing severance payments is subject to Mr. Black’s release and waiver of claims against the Company and his compliance with certain restrictive covenants as provided in the Amended Agreement.

Mr. Black will not be entitled to any compensation or other benefits under his Amended Agreement if his employment is terminated upon his death, by the Company for “Cause,” or by him in the absence of “Good Reason.”

Pursuant to Mr. Black’s Amended Agreement, Mr. Black reaffirms the covenants set forth in a previously executed non-competition and confidentiality agreement, which relates to the protection of confidential information, non-disclosure, non-competition and non-solicitation. The non-compete and non- solicitation covenants generally continue for a period of 18 months following the last day of Mr. Black’s employment.

Ms. Campbell’s Amended and Restated Employment Agreement

Ms. Campbell’s Amended Agreement amends and restates her employment agreement, dated October 18, 2022. Under Ms. Campbell’s Amended Agreement, Ms. Campbell will receive an annual base salary of $292,500. Ms. Campbell will also be entitled to participate in or become a participant in all cash and non-cash employee benefit plans maintained by the Company for its officers. Additionally, Ms. Campbell will be eligible to receive annual bonuses determined by the Compensation Committee of the Board of Directors or pursuant to any executive bonus plan that may be approved and implemented during the term of the Amended Agreement. The Company has also agreed to reimburse Ms. Campbell for reasonable and customary business expenses.

The term of Ms. Campbell’s Amended Agreement began on December 16, 2025 and ends on December 31, 2026. However, on December 31, 2025, and each December 31 thereafter, the term of the Amended Agreement will be renewed and extended by one year, unless either Ms. Campbell or the Company gives advance notice to the other in writing or the Amended Agreement is otherwise earlier terminated pursuant to the terms and conditions provided therein.

3

Ms. Campbell’s Amended Agreement provides for the termination of Ms. Campbell’s employment by the Company without “Cause” or by her for “Good Reason” in the absence of a “Change of Control” (as those terms are defined in the Amended Agreement). In such cases, Ms. Campbell will be entitled to receive (i) her then-current base salary for the greater of the remainder of the term or 12 months, (ii) any bonus or other short-term incentive compensation earned, but not yet paid, for prior years and (iii) a welfare continuance benefit in an amount equal to 12 times the excess of COBRA premiums that would apply as of Ms. Campbell’s date of termination for continued health, dental and vision coverage, if COBRA continuation were elected for such coverage, over the amount that she paid for such coverage immediately before her termination of employment. Ms. Campbell’s Amended Agreement also provides for the termination of Ms. Campbell’s employment by the Company following a “Change of Control” or by her for “Good Reason” following a “Change of Control.” In such cases, Ms. Campbell will be entitled to receive, among other things, a lump sum amount equal to (i) the welfare continuance benefit described above, substituting 24 for 12 and (ii) 2.99 times the sum of her base salary and the greater of her target annual bonus or actual annual bonus for the most recent year. Ms. Campbell’s entitlement to the foregoing severance payments is subject to Ms. Campbell's release and waiver of claims against the Company and her compliance with certain restrictive covenants as provided in the employment agreement.

Ms. Campbell will not be entitled to any compensation or other benefits under her Amended Agreement if her employment is terminated upon her death, by the Company for “Cause,” or by her in the absence of “Good Reason.”

Pursuant to Ms. Campbell’s Amended Agreement, Ms. Campbell reaffirms the covenants set forth in a previously executed non-competition and confidentiality agreement, which relates to the protection of confidential information, non-disclosure, non-competition and non-solicitation. The non-compete and non- solicitation covenants generally continue for a period of 18 months following the last day of Ms. Campbell’s employment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated December 16, 2025, by and between F & M Bank Corp., Farmers & Merchants Bank, and Aubrey Michael Wilkerson.
10.2	Amended and Restated Employment Agreement, dated December 16, 2025, by and between F & M Bank Corp., Farmers & Merchants Bank, and Barton E. Black.
10.3	Amended and Restated Employment Agreement, dated December 16, 2025, by and between F & M Bank Corp., Farmers & Merchants Bank, and Lisa F. Campbell.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M Bank Corp.

Date: December 18, 2025	By:	/s/ Lisa F. Campbell
Lisa F. Campbell Executive Vice President and Chief Financial Officer

5